UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SMRH:4812-4287-8693.1	-1-

Item 1.01. Entry into a Material Definitive Agreement

On April 8, 2021, Kiromic BioPharma, Inc. (the “Company”) entered into a letter of intent (the “Letter of Intent”) with the University of Texas MD Anderson Cancer Center (“MD Anderson”) pursuant to which MD Anderson shall receive a research grant from the Company titled, “Validation of biomarker isomeso for pancreatic cancer,” which is aimed at discovering new cancer-specific antigen targets (the “Grant”). Pursuant to the Grant, Professor Robert S. Bresalier M.D., who works in the Department of Gastroenterology, Hepatology and Nutrition at the MD Anderson Center, will serve as principle investigator. The total costs to the Company to be paid in connection with the Grant shall be in the low to mid six digit figures. Pursuant to the Letter of Intent, the Grant shall commence on April 1, 2021 and end on March 31, 2022.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Letter of Intent, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

Exhibit Number	Description
10.1#	Letter of Intent, dated April 8, 2021

# Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: April 13, 2021	By:	/s/ Maurizio Chiriva Internati
Maurizio Chiriva Internati Chief Executive Officer

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